EXHIBIT 99.1




                                     [LOGO]

                                                        FOR FURTHER INFORMATION:
                                                             Dennis Klaeser, CFO
                                                            PrivateBancorp, Inc.
                                                                    312-683-7100
For Immediate Release


              PRIVATEBANCORP REPORTS RECORD FIRST QUARTER EARNINGS

            Earnings per share up 28 percent over first quarter 2004


         Chicago, IL, April 18, 2005--- PrivateBancorp, Inc. (NASDAQ: PVTB) today reported that earnings per share increased 28 percent to $0.37 per diluted share for the first quarter 2005 compared to first quarter 2004 earnings per diluted share of $0.29. Net income for the first quarter ended March 31, 2005 was $7.8 million, an increase of 31 percent over first quarter 2004 net income of $6.0 million. All per share amounts have been adjusted to reflect the two-for-one stock split that occurred on May 31, 2004.

         "Our continued earnings growth reflects strong financial performance throughout the Company as well as the expansion of our unique brand of private banking into select Midwestern metropolitan markets," said Ralph B. Mandell, Chairman, President and CEO. "Increases in our asset base have led to net interest income growth, despite some anticipated compression in net interest margin. Core deposits were up 35 percent over the prior year's quarter. Our overall credit quality remains strong and the underlying trends continue to be positive. St. Louis experienced strong loan growth, the Gold Coast branch was opened during the quarter in our core Chicago market, and The PrivateBank - Wisconsin is now open in temporary space as we complete the renovation of our permanent space, which we expect will be completed in the third quarter 2005."

         "We are very excited about our recently announced entry into Michigan's affluent Bloomfield Hills, Rochester and Grosse Pointe markets through the planned acquisition of Bloomfield Hills Bancorp. Inc., and its banking subsidiary, The Private Bank," added Mandell. "Their business model, strong management team and client-centered culture are a perfect fit to our private banking approach, and the acquisition furthers our selective growth strategy."

         Net interest income totaled $19.7 million in the first quarter 2005, an increase of 22 percent over first quarter 2004 net interest income of $16.2 million. Growth in average earning assets offset a lower net interest margin compared to the year earlier period. Average earning assets during the period were $2.4 billion, compared to $1.9 billion in the prior year quarter, an increase of 26 percent. Compared to the fourth quarter 2004, average earning assets increased by $131.9 million, or 6 percent compared to $2.3 billion at December 31, 2004. Net interest margin (on a tax equivalent basis) was 3.57 percent in the first quarter 2005, down from 3.80 percent in the prior year's first quarter and down from 3.63 percent in fourth quarter 2004. During the first quarter 2005, total cost of funds increased by 32 basis points from fourth quarter 2004. The increase in cost of funds during the quarter resulted from extending the duration of wholesale funding and increases in money market deposit rates, some of which are tied to the prime rate of interest. Yield on interest earning assets increased by 23 basis points during the quarter, due primarily to the increases in the prime rate. Approximately 70 percent of the loan portfolio is indexed to the prime rate of interest or otherwise adjusts with other short-term interest rates. During the first quarter 2005, the yield on the stock dividend we received from the Federal Home Loan Bank of Chicago ("FHLB Chicago") was reduced from 6.0 percent to 5.5 percent, which negatively impacted net interest margin by approximately 4 basis points. Due to continued strong loan growth and to take advantage of opportunities in other earning assets, on April 14, 2005, the Company redeemed $20.0 million of its FHLB Chicago stock, reducing this investment to $167.0 million.

         The provision for loan losses was $902,000 for the first quarter 2005, compared to $1.3 million in the prior year first quarter and $1.5 million in the fourth quarter 2004. Net recoveries totaled $60,000 in the quarter ended March 31, 2005 versus $103,000 in the prior year quarter and net charge-offs of $263,000 in fourth quarter 2004. The allowance for loan losses as a percentage of total loans was 1.15 percent as of March 31, 2005 compared to 1.23 percent at March 31, 2004 and unchanged from
1.15 percent at December 31, 2004. Management believes overall credit quality remains strong.

         Non-interest income was $4.3 million in the first quarter 2005, reflecting an increase of approximately $1.4 million or 48 percent from the first quarter 2004. For the first quarter 2005, a $479,000 gain from an interest rate swap combined with security losses of $105,000, resulted in a $374,000 net gain. For the first quarter 2004, a $1.1 million loss from the interest rate swap combined with $998,000 of securities gains resulted in a $68,000 net loss.

         Wealth management fee income was $2.3 million during the quarter as compared to $2.0 million in the prior year quarter and $2.1 million in the fourth quarter 2004. Wealth management assets under management increased 10 percent to $1.74 billion at March 31, 2005 compared to $1.58 billion at March 31, 2004. At December 31, 2004, wealth management assets under management totaled $1.73 billion. Residential mortgage fee income was $742,000 for the first quarter 2005 compared to $464,000 in the first quarter 2004 and down from $834,000 in the fourth quarter 2004. Income from Bank owned life insurance ("BOLI") increased to $326,000 from $124,000 in the first quarter 2004 and up from $275,000 in the fourth quarter 2004. The increase in BOLI revenue results from an additional $22.0 million of BOLI insurance, purchased in the second quarter 2004.

         Non-interest expense increased to $12.6 million in the first quarter 2005 from $10.5 million in the first quarter 2004. The 19 percent increase in non-interest expense between periods is attributable to increases in costs associated with the Company's growth. The Company has continued to add qualified, experienced managing directors to its team to ensure the continued growth of the organization. The number of Managing Directors increased to 84 as of March 31, 2005 from 64 at March 31, 2004, and full-time equivalent employees increased to 278 at the end of the first quarter 2005, from 226 at the prior period end. The efficiency ratio improved to 48.3 percent in the first quarter

2005 from 49.1 percent in the prior year's first quarter, and remained unchanged from the fourth quarter 2004.

         Loans outstanding increased to $1.73 billion at March 31, 2005, reflecting growth of 29 percent over the $1.34 billion in loans outstanding at March 31, 2004. Loans outstanding as of March 31, 2005 increased by 5 percent from December 31, 2004 loans outstanding of $1.65 billion. At March 31, 2005, nonperforming loans as a percentage of total loans were 0.16 percent, versus
0.15 percent at December 31, 2004 and 0.06 percent at March 31, 2004. At March 31, 2005, nonaccrual loans as a percentage of total loans were 0.08 percent, versus 0.07 percent at December 31, 2004 and 0.01 percent at March 31, 2004.

         Deposits increased by 23 percent to $2.0 billion at March 31, 2005 as compared to total deposits of $1.6 billion at March 31, 2004. Core deposits, defined as total deposits less brokered deposits, increased 35 percent to $1.6 billion compared to $1.2 billion at March 31, 2004, and increased 11 percent from $1.4 billion at December 31, 2004. Brokered deposits were $387.4 million at March 31, 2005, a decrease of 9 percent, or $38.7 million, from $426.0 million at March 31, 2004, and a decrease of 8 percent, or $35.8 million, from $423.1 million at December 31, 2004. Brokered deposits as a percentage of total deposits declined to 19 percent as of March 31, 2005 compared to 26 percent at March 31, 2004 and 23 percent at the end of 2004. Funds borrowed, which include Federal Home Loan Bank advances, increased 15 percent to $340.7 million at March 31, 2005 from $297.5 million at March 31, 2004, and decreased from $414.5 million at December 31, 2004.

         PrivateBancorp, Inc. was organized in 1989 to provide highly personalized financial services primarily to affluent individuals, professionals, owners of closely-held businesses and commercial real estate investors. The Company operates two banking subsidiaries, The PrivateBank and Trust Company and The PrivateBank - St. Louis, and a mortgage company, The PrivateBank Mortgage Company. The PrivateBank and Trust Company subsidiary has a controlling interest in a Chicago-based investment advisor,

Lodestar Investment Counsel, LLC. The Company, which had assets of $2.6 billion at March 31, 2005, currently has banking offices in downtown Chicago, Chicago's Gold Coast, Wilmette, Oak Brook, St. Charles, Lake Forest, Winnetka, and Geneva, Illinois, and in St. Louis, Missouri and Milwaukee, Wisconsin. On December 20, 2004, Wallace L. Head joined the Company as chief executive officer of a new soon-to-be created subsidiary which will include the Company's wealth management and trust business. This subsidiary will include Lodestar as well as our trust company, both of which are now part of The PrivateBank and Trust Company.

         On April 14, 2005, the Company announced that it had agreed to acquire Bloomfield Hills Bancorp. Inc., which had assets of $338 million at March 31, 2005, and operates a single bank subsidiary, The Private Bank, with locations in Bloomfield Hills, Rochester and Grosse Pointe, Michigan, in a transaction that is expected to close early in the third quarter 2005.

         Additional information can be found in the Investor Relations section of PrivateBancorp, Inc.'s website at www.pvtb.com.

Forward-Looking Statements: Statements contained in this news release that are not historical facts may constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company include, but are not limited to, fluctuations in market rates of interest and loan and deposit pricing, greater than anticipated deterioration in asset quality due to a prolonged economic downturn in the greater Chicago and St. Louis metropolitan areas, legislative or regulatory changes, adverse developments in the Company's loan or investment portfolios, changes in the current redemption practices of the FHLBC relating to its stock, unforeseen delays in completing the anticipated acquisition of Bloomfield Hills Bancorp. Inc., slower than anticipated growth of its business or unanticipated business declines, unforeseen difficulties in integrating the acquisition or higher than expected operational costs, unexpected difficulties in the continued integration of or in operating our mortgage banking business, unanticipated construction or other delays relating to our new office to be located in Milwaukee, Wisconsin, competition and the possible dilutive effect of potential acquisitions, expansion or future capital raises. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update publicly any of these statements in light of future events.


Editor's Note: Financial highlights attached.

                                      ###

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

                                     [LOGO]

                        CONSOLIDATED STATEMENTS OF INCOME
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                   THREE MONTHS ENDED
                                                        MARCH 31,
                                               2005                   2004
                                            -----------            -----------
                                             UNAUDITED              UNAUDITED
INTEREST INCOME
Interest and fees on loans                  $    25,591            $    17,680
Interest on investment securities                 9,213                  7,929
Interest on short-term investments                   34                      6
                                            -----------            -----------
TOTAL INTEREST INCOME                            34,838                 25,615
                                            -----------            -----------
INTEREST EXPENSE
Interest on deposits                             11,252                  6,093
Interest on borrowings                            2,474                  1,486
Interest on long-term debt - trust
  preferred securities                              485                    485
                                            -----------            -----------
TOTAL INTEREST EXPENSE                           14,211                  8,064
                                            -----------            -----------

NET INTEREST INCOME                              20,627                 17,551
Provision for loan losses                           902                  1,326
                                            -----------            -----------
NET INTEREST INCOME AFTER PROVISION              19,725                 16,225
                                            -----------            -----------

NON INTEREST INCOME
Wealth management income                          2,316                  1,957
Mortgage banking income                             742                    464
Other income                                        865                    559
Net securities (losses) gains                      (105)                   998
Gains (losses) on interest rate swap                479                 (1,066)
                                            -----------            -----------
TOTAL NON INTEREST INCOME                         4,297                  2,912
                                            -----------            -----------

NON INTEREST EXPENSE
Salaries and benefits                             7,018                  6,035
Occupancy expense                                 1,738                  1,360
Professional fees                                 1,333                  1,114
Marketing                                           614                    495
Data processing                                     582                    446
Amortization of intangibles                          42                     42
Insurance                                           263                    215
Other operating expenses                            993                    832
                                            -----------            -----------
TOTAL NON INTEREST EXPENSE                       12,583                 10,539
                                            -----------            -----------

Minority interest expense                            76                     67
                                            -----------            -----------
INCOME BEFORE INCOME TAXES                       11,363                  8,531
                                            -----------            -----------
Income tax expense                                3,557                  2,581
                                            -----------            -----------
NET INCOME                                  $     7,806                 $5,950
                                            ===========            ===========

WEIGHTED AVERAGE SHARES OUTSTANDING          19,973,853             19,461,134
DILUTED AVERAGE SHARES OUTSTANDING           20,998,095             20,614,694

EARNINGS PER SHARE
Basic                                       $      0.39            $      0.31
Diluted                                     $      0.37            $      0.29

NOTE 1: Certain reclassifications have been made to prior period statements to place them on a basis comparable with the current period financial statements.

NOTE 2: All previously reported share and per share data has been restated to reflect the 2-for-1 stock split, effected in the form of a stock dividend, which occurred on May 31, 2004

                                     [LOGO]

                           CONSOLIDATED BALANCE SHEETS
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                       03/31/05             12/31/04            03/31/04
                                                     ------------         ------------         -----------
                                                       UNAUDITED             AUDITED            UNAUDITED
ASSETS
Cash and due from banks                               $   29,943           $   49,534          $   60,047
Short-term investments                                     5,047                1,120               1,224
Investment securities: available-for-sale                764,917              763,985             692,678
Loans held for sale                                        8,678                7,200               4,133

Loans                                                  1,729,882            1,653,363           1,344,706
Allowance for loan losses                                (19,948)             (18,986)            (16,529)
                                                      ----------           ----------          ----------
Net loans                                              1,709,934            1,634,377           1,328,177

Premises and equipment, net                                6,990                6,486               5,924
Goodwill                                                  20,547               20,547              19,242
Other assets                                              55,634               52,568              27,669
                                                      ----------           ----------          ----------
TOTAL ASSETS                                          $2,601,690           $2,535,817          $2,139,094
                                                      ==========           ==========          ==========

LIABILITIES
Non-interest bearing deposits                         $  173,558           $  165,170          $  153,197
Interest bearing deposits                              1,829,681            1,707,465           1,469,702
                                                      ----------           ----------          ----------
Total deposits                                         2,003,239            1,872,635           1,622,899
                                                      ----------           ----------          ----------

Funds borrowed                                           340,737              414,519             297,537
Long-term debt - trust preferred securities               20,000               20,000              20,000
Other liabilities                                         37,342               34,590              24,617
                                                      ----------           ----------          ----------
TOTAL LIABILITIES                                      2,401,318            2,341,744           1,965,053
                                                      ----------           ----------          ----------

STOCKHOLDERS' EQUITY
Common stock and additional paid-in-capital
   less Treasury stock                                   118,850              118,284             114,633
Retained earnings                                         80,735               73,789              51,545
Accumulated other comprehensive income                     5,712                7,056              10,770
Deferred compensation                                     (4,925)              (5,056)             (2,907)
                                                      ----------           ----------          ----------
TOTAL STOCKHOLDERS' EQUITY                               200,372              194,073             174,041
                                                      ----------           ----------          ----------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                                  $2,601,690           $2,535,817          $2,139,094
                                                      ==========           ==========          ==========

BOOK VALUE PER SHARE                                  $     9.79           $     9.51          $     8.72

NOTE 1: Certain reclassifications have been made to prior period statements to place them on a basis comparable with the current period financial statements.

NOTE 2: All previously reported share and per share data has been restated to reflect the 2-for-1 stock split, effected in the form of a stock dividend, which occurred on May 31, 2004

                                     [LOGO]

                               KEY FINANCIAL DATA
                                    UNAUDITED
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                          1Q05        4Q04         3Q04        2Q04        1Q04
                                                        --------    --------     --------    --------    --------
KEY STATISTICS
       Net income                                        $7,806      $7,526       $7,063      $6,456      $5,950
       Basic earnings per share                          $ 0.39      $ 0.38       $ 0.35      $ 0.33      $ 0.31
       Diluted earnings per share                        $ 0.37      $ 0.36       $ 0.34      $ 0.31      $ 0.29

       Return on average total assets                     1.24%       1.24%        1.23%       1.20%       1.17%
       Return on average total equity                    15.81%      15.65%       15.29%      14.86%      13.87%
       Dividend payout ratio                             11.77%       8.11%        8.63%       9.42%      10.03%
       Fee revenue as a percent of total revenue (1)     15.98%      16.03%       17.41%      16.69%      14.51%

       Non-interest income to average assets              0.68%       0.61%        0.71%       0.67%       0.57%
       Non-interest expense to average assets             2.01%       1.98%        2.08%       2.08%       2.08%
       Net overhead ratio (2)                             1.32%       1.37%        1.37%       1.41%       1.51%
       Efficiency ratio (3)                               48.3%       48.3%        50.0%       50.8%       49.1%

       Net interest margin (4)                            3.57%       3.63%        3.58%       3.51%       3.80%
       Yield on average earning assets                    5.93%       5.70%        5.46%       5.27%       5.46%
       Cost of average interest-bearing
          liabilities                                     2.68%       2.36%        2.14%       2.03%       1.89%
       Net interest spread (5)                            3.25%       3.34%        3.32%       3.24%       3.57%
       Tax equivalent adjustment to net interest
          income (6)                                     $1,107      $1,040       $1,224      $1,100      $1,017

(1) Represents wealth management, mortgage banking and other income as a percentage of the sum of net interest income and wealth management, mortgage banking and other income.
(2) Non-interest expense less non-interest income divided by average total assets.
(3) Non-interest expense divided by the sum of net interest income, on a tax equivalent basis, plus non-interest income.
(4) Net interest income, on a tax equivalent basis, divided by average interest-earning assets.
(5) Yield on average interest-earning assets less rate on average interest-bearing liabilities.
(6) The company adjusts GAAP reported net interest income by the tax equivalent adjustment amount to account for the tax attributes on federally tax exempt municipal securities. For GAAP purposes, tax benefits associated with federally tax exempt municipal securities are recorded as a benefit in income tax expense. The following table reconciles reported net interest income to net interest income on a tax equivalent basis for the periods presented:

              RECONCILIATION OF NET INTEREST INCOME TO NET INTEREST
                        INCOME ON A TAX EQUIVALENT BASIS

                                                                1Q05       4Q04       3Q04       2Q04       1Q04
                                                              -------    -------    -------    -------    -------
         Net interest income                                  $20,627    $20,172    $18,485    $17,334    $17,551
         Tax equivalent adjustment to net interest income       1,107      1,040      1,224      1,100      1,017
                                                              -------    -------    -------    -------    -------
         Net interest income, tax equivalent basis            $21,734    $21,212    $19,709    $18,434    $18,568
                                                              -------    -------    -------    -------    -------

NOTE: All previously reported share and per share data has been restated to reflect the 2-for-1 stock split, effected in the form of a stock dividend, which occurred on May 31, 2004

                                     [LOGO]

                               KEY FINANCIAL DATA
                                    UNAUDITED
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                               1Q05          4Q04           3Q04          2Q04           1Q04
                                           ------------  ------------   ------------  ------------   ------------
BALANCE SHEET RATIOS
     Loans to Deposits (period end)             86.35%        88.29%         81.34%        84.12%         82.86%

     Average interest-earning assets to
     average interest-bearing liabilities        113.5         114.1          114.0         114.9          113.5

PER SHARE DATA
     Dividends                                  $0.045        $ 0.03         $ 0.03        $ 0.03         $ 0.03
     Book value (period end)                    $ 9.79        $ 9.51         $ 9.19        $ 8.54         $ 8.72
     Tangible book value (period end) (1)       $ 8.68        $ 8.40         $ 8.07        $ 7.41         $ 7.64

SHARE PRICE DATA (PERIOD END)
     Closing Price                              $31.41        $32.23         $26.96        $27.48         $25.80
     Diluted earnings multiple (2)               20.93 x       22.57 x        19.99 x       22.10 x        22.53 x
     Book value multiple                          3.21 x        3.39 x         2.93 x        3.22 x         2.96 x

COMMON STOCK INFORMATION
     Outstanding shares at end of period    20,467,143    20,400,103     20,346,303    20,344,073     19,954,848

NUMBER OF SHARES USED TO COMPUTE:
     Basic earnings per share               19,973,853    19,911,662     19,921,465    19,706,993     19,461,134
     Diluted earnings per share             20,998,095    20,992,893     20,947,078    20,708,906     20,614,694

CAPITAL RATIOS (PERIOD END) (3):
     Total equity to total assets                7.70%         7.65%          7.95%         7.90%          8.14%
     Total risk-based capital ratio             11.08%        11.29%         11.59%        12.14%         12.14%
     Tier-1 risk-based capital ratio            10.04%        10.24%         10.52%        11.00%         11.01%
     Leverage ratio                              7.60%         7.71%          7.74%         7.82%          8.03%

(1) Tangible book value is total capital less goodwill and other intangibles divided by outstanding shares at end of period.
(2) Period end closing stock price divided by annualized quarterly earnings for the quarter then ended.
(3) Capital ratios for the most recent period presented in the press release are based on preliminary data.
Note: All previously reported share and per share data has been restated to reflect the 2-for-1 stock split, effected in the form of a stock dividend, which occurred on May 31, 2004

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

                                     [LOGO]

                               KEY FINANCIAL DATA
                                    UNAUDITED
                             (DOLLARS IN THOUSANDS)


                                                  1Q05          4Q04          3Q04          2Q04          1Q04
                                                --------      --------      --------      --------      --------
SUMMARY INCOME STATEMENT
INTEREST INCOME
   Interest and fees on loans                   $25,591       $22,802       $20,315       $18,702       $17,680
   Interest on investment securities              9,213         9,386         8,436         7,820         7,929
   Interest on short-term investments                34            12            18             4             6
                                                -------       -------       -------       -------       -------
TOTAL INTEREST INCOME                            34,838        32,200        28,769        26,526        25,615

INTEREST EXPENSE                                 14,211        12,028        10,284         9,192         8,064
                                                -------       -------       -------       -------       -------

NET INTEREST INCOME                              20,627        20,172        18,485        17,334        17,551
   Provision for loan losses                        902         1,498           851           724         1,326
                                                -------       -------       -------       -------       -------

NET INTEREST INCOME AFTER PROVISION
   FOR LOAN LOSSES                               19,725        18,674        17,634        16,610        16,225
                                                -------       -------       -------       -------       -------

NON INTEREST INCOME
   Wealth management income                       2,316         2,113         2,117         2,129         1,957
   Mortgage banking income                          742           834           776           782           464
   Other income                                     865           903         1,006           561           559
   Net securities (losses) gains                   (105)         (123)        1,259        (1,166)          998
   Gains (losses) on interest rate swap             479           (11)       (1,118)        1,325        (1,066)
                                                -------       -------       -------       -------       -------
TOTAL NON INTEREST INCOME                         4,297         3,716         4,040         3,631         2,912
                                                -------       -------       -------       -------       -------

NON INTEREST EXPENSE
   Salaries and benefits                          7,018         7,124         6,811         6,057         6,035
   Occupancy expense                              1,738         1,567         1,394         1,350         1,360
   Professional fees                              1,333         1,082         1,407         1,451         1,114
   Marketing                                        614           695           628           703           495
   Data processing                                  582           529           520           513           446
   Insurance                                        263           276           221           207           215
   Amortization of intangibles                       42            42            42            42            42
   Other operating expenses                         993           717           860           897           832
                                                -------       -------       -------       -------       -------
TOTAL NON INTEREST EXPENSE                       12,583        12,032        11,883        11,220        10,539
                                                -------       -------       -------       -------       -------

   Minority interest expense                         76            64            74            65            67
                                                -------       -------       -------       -------       -------
INCOME BEFORE INCOME TAXES                       11,363        10,294         9,717         8,956         8,531
   Income tax expense                             3,557         2,768         2,654         2,500         2,581
                                                -------       -------       -------       -------       -------
NET INCOME                                      $ 7,806       $ 7,526       $ 7,063       $ 6,456       $ 5,950
                                                =======       =======       =======       =======       =======

                                     [LOGO]

                               KEY FINANCIAL DATA
                                    UNAUDITED
                             (DOLLARS IN THOUSANDS)

                                                       1Q05          4Q04          3Q04         2Q04          1Q04
                                                    ---------      --------      -------      ---------     ---------
CREDIT QUALITY
KEY RATIOS
   Net charge-offs (recoveries) to average
      loans                                           -0.01%         0.07%         0.11%        -0.01%        -0.03%
   Total non-performing loans to total loans           0.16%         0.15%         0.17%         0.06%         0.06%
   Total non-performing assets to total
      assets                                           0.11%         0.10%         0.10%         0.04%         0.04%
   Nonaccrual loans to:
      total loans                                      0.08%         0.07%         0.05%         0.01%         0.01%
      total assets                                     0.06%         0.04%         0.03%         0.01%         0.01%
   Allowance for loan losses to:
      total loans                                      1.15%         1.15%         1.21%         1.23%         1.23%
      non-performing loans                              717%          751%          729%         2175%         1954%
      nonaccrual loans                                 1377%         1742%         2228%        11422%        12626%

NON-PERFORMING ASSETS:
      Loans delinquent over 90 days                  $ 1,335       $ 1,438       $ 1,638       $   644       $   715
      Nonaccrual loans                                 1,448         1,090           797           151           131
                                                     -------       -------       -------       -------       -------
   Total non-performing assets                       $ 2,783       $ 2,528       $ 2,435       $   795       $   846
                                                     =======       =======       =======       =======       =======

NET LOAN CHARGE-OFFS (RECOVERIES):
   Loans charged off                                 $     3       $   330       $   831       $     0       $     5
   (Recoveries)                                          (63)          (67)         (427)          (51)         (108)
                                                     -------       -------       -------       -------       -------
   Net charge-offs (recoveries)                      $   (60)         $263       $   404       $   (51)      $  (103)
                                                     =======       =======       =======       =======       =======
PROVISION FOR LOAN LOSSES                            $   902        $1,498       $   851       $   724       $ 1,326
                                                     =======       =======       =======       =======       =======

ALLOWANCE FOR LOAN LOSSES SUMMARY
   Balance at beginning of period                    $18,986       $17,751       $17,304       $16,529       $15,100
   Provision                                             902         1,498           851           724         1,326
   Net charge-offs (recoveries)                          (60)          263           404           (51)         (103)
                                                     -------       -------       -------       -------       -------
   Balance at end of period                          $19,948       $18,986       $17,751       $17,304       $16,529
                                                     =======       =======       =======       =======       =======

NET LOAN CHARGE-OFFS (RECOVERIES):
   Commercial real estate                                -             -             -             -             -
   Residential real estate                               -             -             -             -             -
   Commercial                                        $   (60)      $   184       $  (314)      $   (49)      $  (105)
   Personal                                              -              79           718            (2)            2
   Home equity                                           -             -             -             -             -
   Construction                                          -             -             -             -             -
                                                     -------       -------       -------       -------       -------
   Total net loan charge-offs (recoveries)           $   (60)      $   263          $404       $   (51)      $  (103)
                                                     =======       =======       =======       =======       =======

                                     [LOGO]

                                 BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                           UNAUDITED       AUDITED         UNAUDITED       UNAUDITED       UNAUDITED
                                           03/31/05        12/31/04        09/30/04        06/30/04        03/31/04
                                          -----------     -----------     -----------     -----------     -----------
ASSETS
Cash and due from banks                   $   29,943      $   49,534      $   44,814      $   22,414      $   60,047
Short-term investments                         5,047           1,120          11,004           1,779           1,224
Investment securities:
   available-for-sale                        764,917         763,985         759,328         722,582         692,678
Loans held for sale                            8,678           7,200           8,014           6,419           4,133
Loans                                      1,729,882       1,653,363       1,471,083       1,407,586       1,344,706
   Less: Allowance for loan losses           (19,948)        (18,986)        (17,751)        (17,304)        (16,529)
                                          ----------      ----------      ----------      ----------      ----------
   Net loans                               1,709,934       1,634,377       1,453,332       1,390,282       1,328,177
                                          ----------      ----------      ----------      ----------      ----------
Premises and equipment, net                    6,990           6,486           6,013           5,711           5,924
Goodwill                                      20,547          20,547          20,547          20,547          19,242
Other assets                                  55,634          52,568          49,314          29,436          27,669
                                          ----------      ----------      ----------      ----------      ----------
      Total Assets                        $2,601,690      $2,535,817      $2,352,366      $2,199,170      $2,139,094
                                          ==========      ==========      ==========      ==========      ==========
LIABILITIES AND STOCKHOLDERS'
   EQUITY
Non-interest bearing deposits             $  173,558      $  165,170      $  170,315      $  163,543      $  153,197
Interest bearing demand deposits             100,598         106,846          89,538          89,810          79,453
Savings and money market deposits          1,016,876         854,163         864,794         683,205         646,838
Time deposits                                712,207         746,456         683,885         736,846         743,411
                                          ----------      ----------      ----------      ----------      ----------
   Total deposits                          2,003,239       1,872,635       1,808,532       1,673,404       1,622,899
Funds borrowed                               340,737         414,519         301,558         306,447         297,537
Long-term debt - Trust Preferred
   Securities                                 20,000          20,000          20,000          20,000          20,000
Other liabilities                             37,342          34,590          35,241          25,650          24,617
                                          ----------      ----------      ----------      ----------      ----------
   Total liabilities                       2,401,318       2,341,744       2,165,331       2,025,501       1,965,053
Stockholders' equity                         200,372         194,073         187,035         173,669         174,041
                                          ----------      ----------      ----------      ----------      ----------
      Total Liabilities and
         Stockholders' Equity             $2,601,690      $2,535,817      $2,352,366      $2,199,170      $2,139,094
                                          ==========      ==========      ==========      ==========      ==========

                                     [LOGO]

                        AVERAGE QUARTERLY BALANCE SHEETS
                        (UNAUDITED, DOLLARS IN THOUSANDS)

                                          03/31/05        12/31/04        09/30/04        06/30/04         03/31/04
                                         -----------     -----------     -----------     -----------     ------------
ASSETS
Cash and due from banks                  $   32,559      $   27,459      $   26,706      $   31,788      $   35,533
Short-term investments                        4,245           1,878           3,949           1,944           1,648
Investment securities:
   available-for-sale                       752,794         775,602         744,446         713,099         690,826
Loans held for sale                           7,339           6,324           4,704          10,335           3,640
Loans                                     1,686,713       1,535,642       1,432,003       1,370,030       1,263,047
   Less:  Allowance for loan
      losses                                (19,360)        (18,167)        (17,781)        (16,838)        (15,544)
                                         ----------      ----------      ----------      ----------      ----------
   Net loans                              1,667,353       1,517,475       1,414,222       1,353,192       1,247,503
                                         ----------      ----------      ----------      ----------      ----------
Premises and equipment, net                   6,966           6,251           5,788           5,854           6,153
Goodwill                                     20,547          20,547          20,547          19,242          21,338
Other assets                                 53,770          52,493          51,115          28,874          25,179
                                         ----------      ----------      ----------      ----------      ----------
      Total Assets                       $2,545,573      $2,408,029      $2,271,477      $2,164,328      $2,031,820
                                         ==========      ==========      ==========      ==========      ==========
LIABILITIES AND STOCKHOLDERS'
   EQUITY
Non-interest bearing deposits            $  171,845      $  168,942      $  157,312      $  152,817      $  127,635
Interest bearing demand deposits            100,843          99,758          89,754          88,982          84,975
Savings and money market deposits           918,113         867,787         780,746         660,324         580,663
Time deposits                               748,909         688,156         719,528         724,794         717,282
                                         ----------      ----------      ----------      ----------      ----------
   Total deposits                         1,939,710       1,824,643       1,747,340       1,626,917       1,510,555
Funds borrowed                              357,712         342,184         293,942         320,766         305,930
Long-term debt - Trust Preferred
   Securities                                20,000          20,000          20,000          20,000          20,000
Other liabilities                            28,046          30,412          26,901          22,469          23,301
                                         ----------      ----------      ----------      ----------      ----------
   Total liabilities                      2,345,468       2,217,239       2,088,183       1,990,152       1,859,786
Stockholders' equity                        200,105         190,790         183,294         174,176         172,034
                                         ----------      ----------      ----------      ----------      ----------
      Total Liabilities and
         Stockholders' Equity            $2,545,573      $2,408,029      $2,271,477      $2,164,328      $2,031,820
                                         ==========      ==========      ==========      ==========      ==========